UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 30, 2022
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Virgin Orbit Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-40267	98-1576914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4022 E. Conant St. Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)
(562) 388-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VORB	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VORBW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07    Submission of Matters to a Vote of Security Holders.
On August 30, 2022, Virgin Orbit Holdings, Inc. (the “Company”) held its annual meeting of stockholders. A total of 324,312,162 shares of the Company’s common stock were present in person or represented by proxy at the meeting, representing approximately 96.77% of the Company’s common stock outstanding as of the July 13, 2022 record date. Following are the voting results for the proposals considered and voted upon at the meeting, each of which was described in the Company’s definitive proxy statement on Schedule 14A, as revised by the definitive proxy statement on Schedule DEFR14A filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2022, as updated by the supplement on Schedule DEFR14A filed with the SEC on August 1, 2022.

Proposal 1 – Election of two Class I directors to serve until the Company’s annual meeting of stockholders to be held in 2025 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Dan Hart	321,507,812	72,118	2,732,232
George N. Mattson	321,480,536	99,394	2,732,232

Proposal 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
324,253,996	41,512	16,654	N/A

Based on the foregoing votes, Dan Hart and George N. Mattson were elected as Class I directors, and Proposal 2 was approved.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN ORBIT HOLDINGS, INC.

Date: September 1, 2022	By:	/s/ Dan Hart
Dan Hart
Chief Executive Officer

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